UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

400 Continental Blvd., Suite 500

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In December 2016, Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), acting through its consolidated subsidiary GWR Partners LP LLC, a Delaware limited liability company (“GWR Partners”), formed Great West Road Partners LP, a Guernsey limited partnership, as a joint venture between GWR Partners and Wildstone Promote LP, a Guernsey limited partnership (the “Joint Venture”), to acquire real property interests that are leased to companies in the outdoor advertising industry located in Europe.  The general partner of the Joint Venture (the “General Partner”) was established as a consolidated subsidiary of Landmark Infrastructure Inc., a Delaware corporation and a consolidated subsidiary of the Partnership (“Landmark Inc.”).

On June 17, 2020 (the “Transaction Date”), Landmark Inc. and GWR Partners entered into a Sale and Purchase Agreement (“Sale Agreement”) with Cyclone Acquisitions Limited, a company incorporated in Jersey (“Buyer”), pursuant to which, among other things, the Partnership, through Landmark Inc. and GWR Partners, sold to Buyer all of its interests in the Joint Venture and the General Partner in exchange for a total purchase price of 95 million British Pound Sterling (£) in cash, subject to customary purchase price adjustments (the “Transaction”).  The Sale Agreement contains representations, warranties, covenants and guarantees of the parties thereto customary for transactions of this type.

The representations, warranties and covenants contained in the Sale Agreement were made only for purposes of the Sale Agreement as of the specific dates therein, were solely for the benefit of the parties to the Sale Agreement, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Pursuant to the terms of the Agreement, (i) Buyer acquired a warranty and indemnity insurance policy and (ii) Landmark Inc.’s and GWR Partners’ liability for a breach of a business warranty or a tax claim is capped in each instance at £1.

The foregoing description of the Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement.  A copy of the Sale Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Transaction Date, the parties to the Sale Agreement consummated the Transaction.  The information provided under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On June 17, 2020, the Partnership issued a press release announcing the Transaction. A copy of the press release, dated June 17, 2020 is furnished herewith as Exhibit 99.1.

This information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma consolidated financial statements of the Partnership as of and for the three months ended March 31, 2020 and years ended December 31, 2019, 2018 and 2017, in each case giving effect to the Transaction, are set forth in Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit
Number	Description
2.1	Sale and Purchase Agreement, dated as of June 17, 2020, by and among GWR Partners LP LLC, Cyclone Acquisitions Limited and Landmark Infrastructure Inc.

99.1	Press Release, dated June 17, 2020, issued by Landmark Infrastructure Partners LP.

99.2	Unaudited Pro Forma Consolidated Financial Statements for Landmark Infrastructure Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: June 23, 2020	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer